Exhibit 4.5

T-MOBILE USA, INC.

and

T-MOBILE US, INC.

and

EACH OF THE SUBSIDIARY GUARANTORS FROM TIME TO TIME PARTY HERETO

3.400% SENIOR SECURED NOTES DUE 2052

TWENTY-THIRD SUPPLEMENTAL INDENTURE

Dated as of December 6, 2021

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Trustee

to

INDENTURE

Dated as of April 9, 2020

TABLE OF CONTENTS

ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE		2

Section 1.01	Definitions.	2
Section 1.02	Other Definitions.	2
Section 1.03	Rules of Construction.	2

ARTICLE II THE ADDITIONAL NOTES		3

Section 2.01	Terms of Additional Notes.	3
Section 2.02	Agreement to Guarantee.	3

ARTICLE III MISCELLANEOUS		4

Section 3.01	Effect of the Twenty-Third Supplemental Indenture.	3
Section 3.02	Governing Law.	4
Section 3.03	Waiver of Jury Trial.	4
Section 3.04	No Adverse Interpretation of Other Agreements.	4
Section 3.05	Successors.	4
Section 3.06	Severability.	4
Section 3.07	Counterparts.	5
Section 3.08	Table of Contents, Headings, etc.	5
Section 3.09	Beneficiaries of this Twenty-Third Supplemental Indenture.	5
Section 3.10	No Personal Liability of Directors, Officers, Employees and Stockholders.	5
Section 3.11	The Trustee.	5

i

TWENTY-THIRD SUPPLEMENTAL INDENTURE (this “Twenty-Third Supplemental Indenture”), dated as of December 6, 2021 (the “Additional Notes Issue Date”), among T-Mobile USA, Inc., a Delaware corporation (the “Issuer”), T-Mobile, US, Inc., a Delaware corporation (“Parent,” as a guarantor), and the other guarantors party hereto (together with Parent, the “Guarantors”) and Deutsche Bank Trust Company Americas, a New York banking corporation, as Trustee.

WHEREAS, the Issuer has heretofore executed and delivered an Indenture, dated as of April 9, 2020 (the “Base Indenture”), among the Issuer, Parent and the Trustee, providing for the issuance from time to time of one or more Series of the Issuer’s Notes;

WHEREAS, the Issuer, the Guarantors and the Trustee have heretofore entered into a Nineteenth Supplemental Indenture, dated as of August 13, 2021 (the “Nineteenth Supplemental Indenture”) to the Base Indenture (the Base Indenture, as amended and supplemented from time to time, including pursuant to the Nineteenth Supplemental Indenture, being referred to herein as the “Original Indenture,” and as further amended and supplemented by this Twenty-Third Supplemental Indenture, being referred to herein as the “Indenture”) establishing the terms of the Issuer’s 3.400% Senior Secured Notes due 2052 (the “Notes”);

WHEREAS, acting pursuant to a Company Order delivered to the Trustee in accordance with the terms of the Original Indenture, the Trustee authenticated and delivered Notes for original issue in an aggregate principal amount of $1,300,000,000 on August 13, 2021 (the “Existing Notes”);

WHEREAS, under Section 2.03 of the Nineteenth Supplemental Indenture, the aggregate principal amount of the Notes to be issued may be increased, and such Series may be reopened for issuances of additional Notes, upon delivery to the Trustee of a Company Order without the consent of any Holder of Notes;

WHEREAS, the Issuer has furnished the Trustee with a duly authorized and executed Company Order dated December 6, 2021, authorizing and directing the Trustee to issue and authenticate $1,500,000,000 in aggregate principal amount of Notes (the “Additional Notes”), constituting an additional issuance of Notes, fungible with the Existing Notes and consolidated with and forming a single Series with the Existing Notes; and

WHEREAS, all things necessary to make this Twenty-Third Supplemental Indenture a valid, binding and enforceable agreement of the Issuer, the Guarantors and the Trustee and a valid supplement to the Base Indenture have been done.

NOW, THEREFORE, the Issuer, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Additional Notes established hereby:

ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01          Definitions.

(a)          All capitalized terms which are used herein and not otherwise defined herein are defined in the Original Indenture and are used herein with the same meanings as in the Original Indenture.  If a capitalized term is defined in both the Original Indenture and this Twenty-Third Supplemental Indenture, the definition in this Twenty-Third Supplemental Indenture shall apply to the Additional Notes authenticated hereby (and any Note Guarantee in respect thereof).

(b)          Section 1.01 of the Base Indenture shall be amended to add new definitions thereto in appropriate alphabetical sequence, replace certain definitions in their entirety and to modify certain definitions, as follows:

(i)          With respect to the Additional Notes, the definition of “Registration Rights Agreement” shall be replaced in its entirety with the following definition:

“Registration Rights Agreement” means (i) the Registration Rights Agreement, dated as of the Additional Notes Issue Date, among the Issuer, Parent, the Subsidiary Guarantors, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and Goldman Sachs & Co. LLC, for themselves and as representatives of the initial purchasers, as such agreement may be amended, modified or supplemented from time to time and (ii) with respect to the issuance of Notes of any Series issued after the Additional Notes Issue Date and issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Issuer, any guarantors party thereto and the initial purchasers of such Series of Notes.

Section 1.02          Other Definitions.

Term	Defined in Section
“Additional Notes”	Recitals
“Additional Notes Issue Date”	Recitals
“Base Indenture”	Recitals
“Guarantors”	Recitals
“Indenture”	Recitals
“Issuer”	Recitals
“Nineteenth Supplemental Indenture”	Recitals
“Parent”	Recitals
“Twenty-Third Supplemental Indenture”	Recitals

Section 1.03          Rules of Construction.

Unless the context otherwise requires:

(1)          a term has the meaning assigned to it;

(2)          an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)          “or” is not exclusive;

(4)          words in the singular include the plural, and in the plural include the singular;

(5)          “will” shall be interpreted to express a command;

(6)          provisions apply to successive events and transactions;

(7)          “including” means “including, without limitation”;

(8)          references to sections of or rules under the Securities Act will be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(9)          all references, in any context, to any interest or other amount payable on or with respect to the Notes of any Series shall be deemed to include an Additional Interest pursuant to the Registration Rights Agreement; and

(10)        the phrases “in writing” or “written” as used herein shall be deemed to include PDFs, e-emails and other electronic means of Transmission, unless otherwise indicated.

ARTICLE II
THE ADDITIONAL NOTES

Section 2.01          Terms of Additional Notes.

The Additional Notes shall have the terms set forth in Section 2.03 of the Nineteenth Supplemental Indenture except as modified by the following:

(a)          The aggregate principal amount of Additional Notes which shall be authenticated and delivered on the Additional Notes Issue Date under the Indenture shall be $1,500,000,000;

(b)          The Additional Notes issued on the Additional Notes Issue Date will be issued at an issue price of 99.422% of the principal amount thereof.

Section 2.02          Agreement to Guarantee.

The Guarantors hereby agree, jointly and severally, to unconditionally guarantee the Issuer’s obligations under the Additional Notes and the Indenture on the terms and subject to the conditions set forth in the Indenture including but not limited to ARTICLE X of the Base Indenture.

ARTICLE III
MISCELLANEOUS

Section 3.01          Effect of the Twenty-Third Supplemental Indenture.

(a)          This Twenty-Third Supplemental Indenture is a supplemental indenture within the meaning of Section 2.02 of the Base Indenture, and the Original Indenture shall (notwithstanding Section 12.12 of the Base Indenture or Section 3.04 hereof) be read together with this Twenty-Third Supplemental Indenture and shall have the same effect over the Additional Notes, in the same manner as if the provisions of the Original Indenture and this Twenty-Third Supplemental Indenture were contained in the same instrument.

(b)          In all other respects, the Original Indenture is confirmed by the parties hereto as supplemented by the terms of this Twenty-Third Supplemental Indenture.

Section 3.02          Governing Law.

THIS TWENTY-THIRD SUPPLEMENTAL INDENTURE AND THE ADDITIONAL NOTES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 3.03          Waiver of Jury Trial.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS TWENTY-THIRD SUPPLEMENTAL INDENTURE.

Section 3.04          No Adverse Interpretation of Other Agreements.

Subject to Section 3.01, this Twenty-Third Supplemental Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer, Parent or its Subsidiaries or of any other Person.  Subject to Section 3.01, any such other indenture, loan or debt agreement may not be used to interpret this Twenty-Third Supplemental Indenture.

Section 3.05          Successors.

All agreements of the Issuer in this Twenty-Third Supplemental Indenture and the Additional Notes will bind its successors.  All agreements of the Trustee in this Twenty-Third Supplemental Indenture will bind its successors.  All agreements of each Guarantor in this Twenty-Third Supplemental Indenture will bind its successors, except as otherwise provided in Section 10.04 of the Base Indenture.

Section 3.06          Severability.

In case any provision in this Twenty-Third Supplemental Indenture or in the Additional Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 3.07          Counterparts.

This Twenty-Third Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same agreement.  The exchange of copies of this Twenty-Third Supplemental Indenture and of signature pages by electronic (including PDF) transmission shall constitute effective execution and delivery of this Twenty-Third Supplemental Indenture as to the parties hereto and may be used in lieu of the original Twenty-Third Supplemental Indenture for all purposes.  Signatures of the parties hereto transmitted by electronic (including PDF) transmission shall be deemed to be their original signatures for all purposes.

Section 3.08          Table of Contents, Headings, etc.

The Table of Contents and headings of the Articles and Sections of this Twenty-Third Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Twenty-Third Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 3.09          Beneficiaries of this Twenty-Third Supplemental Indenture.

Nothing in this Twenty-Third Supplemental Indenture or in the Additional Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders of the Additional Notes, any benefit or any legal or equitable right, remedy or claim under this Twenty-Third Supplemental Indenture.

Section 3.10          No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, member, manager, partner, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Additional Notes, this Twenty-Third Supplemental Indenture, the Note Guarantees in respect of the Additional Notes, or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of the Additional Notes by accepting an Additional Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Additional Notes.

Section 3.11          The Trustee.

The Trustee shall not be responsible or liable for the validity or sufficiency of, or the recitals in, this Twenty-Third Supplemental Indenture and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee and the Agents shall be applicable in respect of the Additional Notes and of this Twenty-Third Supplemental Indenture as fully and with like effect as set forth in full herein.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Twenty-Third Supplemental Indenture to be duly executed, all as of the date first written above.

T-MOBILE USA, INC.

By:	/s/ Johannes Thorsteinsson
Name:	Johannes Thorsteinsson
Title:	Senior Vice President, Treasury & Treasurer

T-MOBILE US, INC.

By:	/s/ Johannes Thorsteinsson
Name:	Johannes Thorsteinsson
Title:	Senior Vice President, Treasury & Treasurer

[Twenty-Third Supplemental Indenture]

ALDA WIRELESS HOLDINGS, LLC
AMERICAN TELECASTING DEVELOPMENT, LLC
AMERICAN TELECASTING OF ANCHORAGE, LLC
AMERICAN TELECASTING OF COLUMBUS, LLC
AMERICAN TELECASTING OF FORT MYERS, LLC
AMERICAN TELECASTING OF FT. COLLINS, LLC
AMERICAN TELECASTING OF GREEN BAY, LLC
AMERICAN TELECASTING OF LANSING, LLC
AMERICAN TELECASTING OF LOUISVILLE, LLC
AMERICAN TELECASTING OF MEDFORD, LLC
AMERICAN TELECASTING OF MONTEREY, LLC
AMERICAN TELECASTING OF REDDING, LLC
AMERICAN TELECASTING OF SANTA BARBARA, LLC
AMERICAN TELECASTING OF SEATTLE, LLC
AMERICAN TELECASTING OF SHERIDAN, LLC
AMERICAN TELECASTING OF YUBA CITY, LLC
APC REALTY AND EQUIPMENT COMPANY, LLC
ASSURANCE WIRELESS OF SOUTH CAROLINA, LLC
ASSURANCE WIRELESS USA, L.P.
ATI SUB, LLC
BROADCAST CABLE, LLC
CLEAR WIRELESS LLC
CLEARWIRE COMMUNICATIONS LLC
CLEARWIRE HAWAII PARTNERS SPECTRUM, LLC
CLEARWIRE IP HOLDINGS LLC
CLEARWIRE LEGACY LLC
CLEARWIRE SPECTRUM HOLDINGS II LLC
CLEARWIRE SPECTRUM HOLDINGS III LLC
CLEARWIRE SPECTRUM HOLDINGS LLC
CLEARWIRE XOHM LLC
FIXED WIRELESS HOLDINGS, LLC
FRESNO MMDS ASSOCIATES, LLC
IBSV LLC
LAYER3 TV, LLC
METROPCS CALIFORNIA, LLC
METROPCS FLORIDA, LLC
METROPCS GEORGIA, LLC, each as a Guarantor

By:	/s/ Johannes Thorsteinsson
Name:	Johannes Thorsteinsson
Title:	Senior Vice President, Treasury & Treasurer

[Twenty-Third Supplemental Indenture]

METROPCS MASSACHUSETTS, LLC
METROPCS MICHIGAN, LLC
METROPCS NEVADA, LLC
METROPCS NEW YORK, LLC
METROPCS PENNSYLVANIA, LLC
METROPCS TEXAS, LLC
NEXTEL COMMUNICATIONS OF THE MID-ATLANTIC, INC.
NEXTEL OF NEW YORK, INC.
NEXTEL RETAIL STORES, LLC
NEXTEL SOUTH CORP.
NEXTEL SYSTEMS, LLC
NEXTEL WEST CORP.
NSAC, LLC
PCTV GOLD II, LLC
PEOPLE’S CHOICE TV OF HOUSTON, LLC
PRWIRELESS PR, LLC
PUSHSPRING, LLC
SIHI NEW ZEALAND HOLDCO, INC.
SPEEDCHOICE OF DETROIT, LLC
SPEEDCHOICE OF PHOENIX, LLC
SPRINT (BAY AREA), LLC
SPRINT CAPITAL CORPORATION
SPRINT COMMUNICATIONS COMPANY L.P.
SPRINT COMMUNICATIONS COMPANY OF NEW HAMPSHIRE, INC.
SPRINT COMMUNICATIONS COMPANY OF VIRGINIA, INC.
SPRINT COMMUNICATIONS, INC.
SPRINT CORPORATION
SPRINT EWIRELESS, INC.
SPRINT INTERNATIONAL COMMUNICATIONS CORPORATION
SPRINT INTERNATIONAL HOLDING, INC.
SPRINT INTERNATIONAL INCORPORATED
SPRINT INTERNATIONAL NETWORK COMPANY LLC
SPRINT PCS ASSETS, L.L.C.
SPRINT SOLUTIONS, INC.
SPRINT SPECTRUM REALTY COMPANY, LLC
SPRINT/UNITED MANAGEMENT COMPANY, each as a Guarantor

By:	/s/ Johannes Thorsteinsson
Name:	Johannes Thorsteinsson
Title:	Senior Vice President, Treasury & Treasurer

[Twenty-Third Supplemental Indenture]

TDI ACQUISITION SUB, LLC
T-MOBILE INNOVATIONS LLC
T-MOBILE LICENSE LLC
T-MOBILE NORTHEAST LLC
T-MOBILE PUERTO RICO HOLDINGS LLC
T-MOBILE PUERTO RICO LLC
T-MOBILE RESOURCES LLC
T-MOBILE SOUTH LLC
T-MOBILE WEST LLC
TMUS INTERNATIONAL LLC
TRANSWORLD TELECOM II, LLC
TVN VENTURES LLC
USST OF TEXAS, INC.
UTELCOM LLC
VMU GP, LLC
WBS OF AMERICA, LLC
WBS OF SACRAMENTO, LLC
WBSY LICENSING, LLC
WCOF, LLC
WIRELINE LEASING CO., INC., each as a Guarantor

By:	/s/ Johannes Thorsteinsson
Name:	Johannes Thorsteinsson
Title:	Senior Vice President, Treasury & Treasurer

SPRINTCOM, INC.
SPRINT SPECTRUM LLC
T-MOBILE FINANCIAL LLC
T-MOBILE LEASING LLC, each as a Guarantor

By:	/s/ Johannes Thorsteinsson
Name:	Johannes Thorsteinsson
Title:	Assistant Treasurer

T-MOBILE CENTRAL LLC, as a Guarantor

By:	/s/ Johannes Thorsteinsson
Name:	Johannes Thorsteinsson
Title:	Vice President & Treasurer

[Twenty-Third Supplemental Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	/s/ Jeffrey Schoenfeld
Name:	Jeffrey Schoenfeld
Title:	Vice President

By:	/s/ Luke Russell
Name:	Luke Russell
Title:	Vice President

[Twenty-Third Supplemental Indenture]